Exhibit 99.2

CNS Wellness Florida, LLC

June 30, 2012 and 2011

Index to the Financial Statements

CNS Wellness Florida, LLC

Balance Sheets

	June 30, 2012	September 30, 2011
	(Unaudited)

Assets
Current Assets
Cash	$8,798	$8,937
Accounts receivable	-	9,190
Prepayments and other current assets	-	-

Total current assets	8,798	18,127

Property and Equipment
Property and equipment	44,929	44,929
Accumulated depreciation	(26,470)	(19,285)

Property and equipment, net	18,459	25,644

Other Assets
Security deposit	36,939	36,939

Total other assets	36,939	36,939

Total Assets	$64,196	$80,710

Liabilities and Members' Equity (Deficit)
Current Liabilities
Accounts payable	$30,424	$59,996
Accrued interest - related party	3,516	2,122
Credit cards payable	66,855	68,460
Payroll liabilities	3,057	3,648
Current portion of deferred rent	11,363	11,363
Advances from members	197,608	82,679
Note payable - related party	37,139	37,139
Unearned revenues	-	10,025

Total current liabilities	349,962	275,432

Non-Current Liabilities
Deferred rent, net of current portion	32,203	40,726

Total non-current liabilities	32,203	40,726

Total liabilities	382,165	316,158

Commitments and Contingencies

Members' Equity (Deficit)
Members' capital	(51,092)	(51,092)
Accumulated deficit	(266,877)	(184,356)

Total members' equity (deficit)	(317,969)	(235,448)

Total Liabilities and Members' Equity (Deficit)	$64,196	$80,710

See accompanying notes to the financial statements.

CNS Wellness Florida, LLC

Statements of Operations

	For the Nine Months	For the Nine Months
	Ended	Ended
	June 30, 2012	June 30, 2011
	(Unaudited)	(Unaudited)

Revenue	$223,540	$171,570

Costs of Goods Sold

Gross Profit	223,540	171,570

Operating Expenses
Rent expenses	101,213	83,194
Payroll expenses and contract labor	99,275	150,363
Payroll expenses - members	10,000	-
Marketing expenses	13,526	75,857
General and administrative	73,670	94,689

Total operating expenses	297,684	404,103

Income (Loss) from Operations	(74,144)	(232,533)

Other (Income) Expense
Other (income) expense	6,983	5,754
Interest expense - related party	1,394	1,390

Total other (income) expense	8,377	7,144

Income (Loss) before Income Taxes	(82,521)	(239,677)

Income Tax Provision	-	-

Net Income (Loss)	$(82,521)	$(239,677)

Pro Forma Financial Information (Unaudited)

Income (Loss) before Income Taxes	(82,521)	(239,677)

Income Tax Provision (Benefit)	-	(23,889)

Net Income (Loss)	$(82,521)	$(215,788)

See accompanying notes to the financial statements.

CNS Wellness Florida, LLC

Statement of Members' Equity (Deficit)
For the Interim Period Ended June 30, 2012

	Members' Capital	Accumulated Deficit	Total Members' Equity (Deficit)

Balance September 30, 2009	$39,067	$7,550	$46,617

Members' capital contribution	57,791	-	57,791

Members' capital distribution	(133,000)	-	(133,000)

Net Income	-	62,711	62,711

Balance, September 30, 2010	(36,142)	70,261	34,119

Member capital contribution	50	-	50

Member capital distribution	(15,000)	-	(15,000)

Net loss	-	(254,617)	(254,617)

Balance, September 30, 2011	(51,092)	(184,356)	(235,448)

Net loss	-	(82,521)	(82,521)

Balance, June 30, 2012	$(51,092)	$(266,877)	$(317,969)

See accompanying notes to the financial statements.

CNS Wellness Florida, LLC

Statements of Cash Flows

	For the Nine Months	For the Nine Months
	Ended	Ended
	June 30, 2012	June 30, 2011
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net income (loss)	$(82,521)	$(239,677)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	7,185	6,963
Changes in operating assets and liabilities:
Accounts receivable	9,190	14,534
Prepayments and other current assets	-	11,365
Accounts payable	(29,572)	26,150
Accrued interest - related party	1,394	1,390
Credit cards payable	(1,605)	44,392
Payroll liabilities	(591)	(2,250)
Deferred rent	(8,523)	54,930
Unearned revenue	(10,025)	67,452

Net Cash Provided by (Used in) Operating Activities	(115,068)	(14,751)

Cash Flows from Investing Activities
Purchase of office equipment	-	(1,015)

Net Cash Used in Investing Activities	-	(1,015)

Cash Flows from Financing Activities
Advances from members	114,929	31,004
Member capital contribution (distribution)	-	(14,950)

Net Cash Provided by (Used in) Financing Activities	114,929	16,054

Net Change in Cash	(139)	288

Cash - beginning of period	8,937	20,326

Cash - end of period	$8,798	$20,614

Supplemental disclosure of cash flow information:
Interest paid	$-	$-

Income tax paid	$-	$-

Non Cash Financing and Investing Activities

See accompanying notes to the financial statements.

CNS Wellness Florida, LLC

June 30, 2012 and 2011

Notes to the Financial Statements

(Unaudited)

Note 1 - Organization and Operations

Cognitive Neuro Sciences, Inc., (the ''Predecessor")

Cognitive Neuro Sciences, Inc., (the ''Predecessor") was incorporated on March 14, 2006 under the laws of the State of Florida. The Predecessor specialized in the treatment of brain-based behavioral health disorders including developmental, emotional and stress-related problems. On May 26, 2009, the stockholders of the Predecessor decided to dissolve the Predecessor and form a Limited Liability Company (“LLC”) to carry-on the Predecessor’s business.

CNS Wellness Florida, LLC

CNS Wellness Florida, LLC (“CNS” or the “Company”) was formed on May 26, 2009 under the laws of the State of Florida. The sole purpose of CNS was to carry-on the Predecessor’s business in the form of an LLC. The assets and liabilities of the Predecessor were carried forward to the Company and recorded at the historical cost on the date of conversion.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year September 30, 2011 and notes thereto contained in the information filed as part of the amended Current Statement on Form 8K/A, of which this is a part.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful life of office equipment; income tax rate, income tax provision, deferred tax assets, deferred tax assets and the valuation allowance of deferred tax assets, and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued expenses, payroll liabilities, deferred rent and deferred revenue approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from members, if any, due to their related party nature.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Fiscal Year End

The Company elected December 31st as its fiscal year end date for the purpose of tax compliance upon its formation.

The Company elected September 30th as its fiscal year end date for the purpose of audits of its financial statements.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

There was no allowance for doubtful accounts at June 30, 2012 or September 30, 2011.

The Company does not have any off-balance-sheet credit exposure to its customers at June 30, 2012 or September 30, 2011.

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives.  Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”).  When substantially all of the risks and benefits of property ownership have been transferred to the Company, as determined by the test criteria in Paragraph 840-10-25-1, the lease then qualifies as a capital lease.  Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets.  Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from the patient services it provides. Deferred revenues are recorded at the time patients pay prior to services being rendered. The Company recognizes revenues as services are provided, which typically is over a period of three (3) to five (5) months. The Company’s clients sign a contract prior to any service. Clients who wish to pay for the full package in advance receive a discount ranging from 10% to 15% depending on the package of the services chosen. In the majority of cases, payments are collected before all services are rendered. The client signs an agreement stating that they are required to complete treatment within one (1) year or remaining unused treatments are forfeited. In addition, the contract stipulates that if the client does not appear for treatment for a period of six (6) consecutive months, their package is placed into abandonment. In such a case the Company retains all payments and is able to pursue any balances.

Advertising costs

Advertising costs are expensed as incurred.

Income Tax Provision

The Company elected under Section 1362 of the Internal Revenue Code which has been accepted to be taxed as a Subchapter S Corporation effective as of the date of its formation. Under the provisions of Subchapter S Corporation of the Internal Revenue Code, the Company was treated as a pass through entity for federal income tax purposes and the taxable income or loss is reported by the shareholders of the Company on their individual income tax returns and taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distribute.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended June 30, 2012 or 2011.

Pro Forma Income Tax Information (Unaudited)

The operating results of the Company were included in the tax returns of the members of the Company for income tax purposes.  The pro forma income tax rate, income tax provision, if any, and deferred tax assets included in the accompanying financial statements and the income tax note reflect the provision for income tax which would have been recorded if the Company had been incorporated as a C Corporation as of the date of its formation.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a members’ deficit at June 30, 2012, a net loss and net cash used in operating activities for the interim period then ended, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation, consisted of the following:

	Estimated Useful Life (Years)	June 30, 2012	September 30, 2011

Computer equipment	5	$6,586	$6,586

Furniture and fixture	7	1,842	1,842

Medical equipment	5	29,245	29,245

Software	3	7,256	7,256

		44,929	44,929

Less accumulated depreciation and amortization		(26,470)	(19,285)

		$18,459	$25,644

Depreciation and Amortization Expense

Depreciation expense for the interim period ended June 30, 2012 and 2011 was $7,185 and $6,963, respectively.

Impairment

The Company completed the annual impairment test of equipment and determined that there was no impairment as the fair value of property and equipment, substantially exceeded their carrying values.

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

William A. Lambos, Ph.D.	Chief Cognitive Neuroscientist and Member of the Company

Peter A. Hannouche	CEO and COO and Member of the Company

Advances from Members

From time to time, members of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Notes Payable – Related Party

Note payable – related party, consisted of the following:

	June 30, 2012	September 30, 2011

On August 29, 2010 the Company issued a promissory note to a family member of one of its members to memorialize (i) the receipt of the funds in the amount of $37,139 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 5% per annum until the note is fully repaid. Interest has been computed as of the date of the receipt of the funds. The note is due on demand.	$37,139	$37,139

	$37,139	$37,139

The Company accrued interest of approximately $1,394 and $1,390 for the interim period ended June 30, 2012 and 2011 under this note, respectively.

Note 6 – Commitments and Contingencies

Operating Lease

On August 10, 2010 the Company entered into a non-cancellable sub-lease for office space of approximate 4,552 square feet of rentable area in Tampa, Florida with a third party, effective December 1, 2010, for the period of 65 months from December 1, 2010 through April 30, 2016.  On August 10, 2010, in conjunction with the signing of the lease, CNS deposited (i) $11,364.82 representing one (1) month of base rent for the sixth (6th) month of the Initial Term) and (ii) $36,939.11 representing the security deposit into a certificate of deposit as a security deposit upon execution. The certificate of deposit matures on August 10, 2012 and has an interest rate of 1.10%.  The certificate of deposit is forfeitable to the landlord of the facility upon any event of default by CNS.

Future minimum lease payments inclusive of related tax required under the non-cancelable operating lease are as follows:

Fiscal year ending September 30:
2012 (remainder of the year)	$35,118

2013	143,647

2014	147,958

2015	152,402

$479,125

Deferred Rent

To induce the Company to enter into the operating lease for a period of 65 months the landlord granted free rent for the first five (5) months of the occupancy, which is recognized on a straight-line basis over the duration of the initial lease term of 65 months.

Note 7 – Members’ Equity (Deficit)

Member Capital Contribution

Upon formation of the Company, one of its members contributed property and equipment, to the Company valued at the member’s cost basis of $24,067.

Members made cash contributions of $50 and $57,791 during the fiscal year ended September 30, 2011 and 2010, respectively.

Member Capital Distribution

Members took cash distributions of $15,000 and $133,000 during the fiscal year ended September 30, 2011 and 2010, respectively.

Note 8 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On May 30, 2012, Wellness Center USA, Inc. (“WCUI”) entered into an Exchange Agreement (“Exchange Agreement”) to acquire all of the limited liability company interests in the Company. On August 2, 2012, WCUI consummated the Exchange Agreement and acquired all of the issued and outstanding limited liability company interests in CNS for and in consideration of the issuance of 7.3 million shares of WCUI’s common stock pursuant to the Exchange Agreement.  The 7.3 million common shares issued in connection with the share exchange represented 32.2% of the 22,704,773 shares of issued and outstanding common stock of WCUI as of the consummation of the share exchange under the Exchange Agreement.   CNS is now operated as a wholly-owned subsidiary of WCUI.